SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2007
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Celanese Corporation (the “Company”) announced on February 8, 2007 that David N. Weidman, its President and Chief Executive Officer, was appointed Chairman of the Board of Directors, replacing Chinh E. Chu. Mr. Chu will remain a member of the Board of Directors, and Mr. Weidman will retain his role as President and Chief Executive Officer.
     In addition, as a result of the Blackstone Group’s reduced ownership position in the Company, Benjamin J. Jenkins, senior managing director of the Blackstone Group, will resign his position on the Board of Directors effective as of the date of the Company’s annual shareholders meeting to be held on April 26, 2007, thereby reducing the number of members of the Board of Directors from eleven to ten.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     To reflect the disbanding of the Executive Committee described below under Item 8.01, the Board of Directors approved an amendment to the Company’s Bylaws, effective as of February 8, 2007, that eliminated all references to the “Executive Committee.”
Item 8.01 Other Events
     At its regular meeting held on February 8, 2007, the Board of Directors approved disbanding the Executive Committee of the Board of Directors, effective immediately.
Item 9.01 Financial Statements and Exhibits.
Exhibits

Exhibit Number	Description

99.1	Press Release dated February 8, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Vice President and Corporate Controller

Date: February 8, 2007

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 8, 2007